Exhibit 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942




May 29, 2002



Billyweb Corp.
West Palm Beach, FL  33401


Gentlemen:

We are unable to complete the audit of the financial statements of Billyweb Corp. as of February 28, 2002 and for the year then ended in time for the Company's Form 10-KSB to be filed timely, due to unforseen circumstances.


Sincerely,

/s/ Durland & Company, CPAs, P.A.
Durland & Company, CPAs, P.A.